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                                                                   EXHIBIT 10.9

                                     LEASE

         THIS AGREEMENT, made as of the 20 day of August, 1996 by and between W.M.H. McLemore, located at 7100 Atlanta Highway, Montgomery, Ala. 36117, Alabama ("Lessor"), and Montgomery Cablevision and Entertainment Incorporated, an Alabama corporation with its principal office located at 1450 Ann Street, Montgomery, Alabama ("Lessee").

                             W I T N E S S E T H :

                                   SECTION 1

                                    PREMISES

         1.1 Lessor hereby leases to Lessee and Lessee hereby takes from Lessor, for the term and upon the terms, covenants and conditions set forth in this Lease, a parcel of land containing approximately 15' by 15' (.01) acre(s) and being more particularly described as follows:

         Commence at the intersection of the North Right of Way of the Old CSX Railroad Right of Way and the South Right of Way of Atlanta Highway; Thence along the South Atlanta Highway Run N89 degrees 16' 30"E, 57.21 Feet; Thence leaving said Right of Way run S00 degrees 33'30"E, 18.59 feet to the Point of Beginning; Thence from said Point of Beginning run N89 degrees 16'30"E, 15.00 feet; Thence run S00 degrees 33'30"E, 15.00 feet; Thence run S89 degrees 16'30"W, 15.00 feet; Thence run N00 degrees 33'30"W,
    15.00 feet to the Point of Beginning.

together with the unrestricted right of ingress, egress and access to Lessee's installations as shown on Schedule A attached hereto and made a part hereof (the "Premises"). It is further agreed that the Premises will be bounded and enclosed by a chain-link or comparable fence to be erected by Lessee, which shall remain the property of the Lessee.

         1.2     (a)      Lessee shall, at its sole expense, construct
communication facilities, including an equipment building to shelter electrical and other telecommunications equipment for the provision











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of communication services by Lessee.  All of the above improvements are together called "Lessee's installations".

                 (b) The procurement of all necessary licenses, certificates and permits for the erection, construction, maintenance and operation of Lessee's installations and any other certificates or permits which may be required or necessary are the obligation of Lessee, and all fees and expenses in connection therewith shall be paid by Lessee. Provided that, Lessor agrees to join in and cooperate with Lessee in obtaining from any governmental or other public agency all licenses, certificates, permits and applications necessary, from time to time, for Lessee's intended use of the Premises. In the construction of all improvements upon the Premises, Lessee will comply with all laws, ordinances and regulations of all governments and bureaus concerned with said construction.

                                   SECTION 2

                                      TERM

         2.1 The term of this Lease shall be for a period of 5 years, commencing on the date this Lease is executed, or the date of possession of the Premises by Lessee, whichever is later. Said date is hereafter called the "Term Commencement Date."

                                   SECTION 3

                           RENT, TAXES AND UTILITIES

         3.1 Lessee covenants and agrees to pay to Lessor by way of rental for the Premises the sum of One Thousand Two Hundred Dollars ($1,200.00), as annual rent, said annual rent to be paid in equal monthly installments in advance in the amount of One Hundred Dollars ($100.00), on the first day of each and every month during the initial term of this Lease. Lessee shall provide and pay for its own electric and telephone service. Lessee also covenants and agrees to provide to Lessor by











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way of rental for the premises basic, expanded basic and premium channels when, and so long as, Lessor's primary residence becomes a serviceable address during the term of this Lease. Lessee also covenants and agrees to provide to Lessor's adult children, William H. McLemore, Jr. and Senior, James H. McLemore and Samuel C. McLemore, by way of rental for the premises basic, expanded basic and premium channels when and so long as, their primary residences become a serviceable address, during the term of this Lease.

         3.2 Commencing on the sixth anniversary of the Term Commencement Date, the annual rent to be paid by the Lessee to the Lessor shall be adjusted. The annual rent shall be One Thousand Two Hundred Dollars ($1,200.00) plus an amount equal to the annual percentage increase, if any, in the Consumer Price Index ("CPI") for the year immediately preceding said adjustment date. The annual rent to be paid by the Lessee to the Lessor shall likewise be adjusted on the eighth anniversary of the Term Commencement Date.

         If the percentage increase in the CPI is a negative number on the fifth or eighth anniversary of the term commencement date, then the rent shall be One Thousand Two Hundred Dollars ($1,200.00) less an amount equal to the annual percentage decrease, if any, in the CPI for the year immediately preceding said adjustment date.

         However, the annual rent shall never increase or decrease more than One Hundred Dollars ($100.00) at any adjustment period.

         3.3 If the Lease is terminated at a time other than the anniversary of Term Commencement Date, the rent shall be prorated as of the date of termination, and in the event of termination for any reason other than nonpayment of Rent, all Rents paid in advance of the date of termination for that period after said date of termination shall be refunded to the Lessee.











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         3.4     Lessor shall promptly pay any and all real property taxes, assessments and charges levied against the real property of which the Premises form a part, but Lessee shall be responsible for the payment of any and all real property taxes, assessments or charges levied against Lessee's installations, if any.

         3.5 Lessee shall promptly pay to Lessor any increases in ad valorem taxes and/or any ad valorem recapture taxes, if any, due solely to the addition of Lessee's installations to the real property, upon notification, in writing, by Lessor of said increased taxes applicable to the Premises, due solely as a result of the addition of Lessee's installations. If requested by Lessee, Lessor shall provide documentation from appropriate officials reflecting said increased taxes and Lessee's proportional share. Lessee shall thereafter pay to Lessor, in annual lump sum payments, Lessee's proportional share of the additional taxes. If Lessor obtains an abatement of any such tax, Lessee's proportional share of such abatement shall be refunded to Lessee.

         3.6 Lessee shall be obligated for additional ad valorem taxes only for periods within the lease term. Lessee's liability to pay additional ad valorem taxes as referred to in the foregoing Section 3.5 shall be prorated on the basis of a 365 day year to account for any fractional portion of a fiscal tax year included in the lease term at its expiration or termination.

                                   SECTION 4

                         OPTION TO RENEW; RENEWAL RENT

         4.1 Lessor covenants and agrees to renew this Lease for two (2) additional periods, one of three (3) years followed by one of two (2) years, at the option of Lessee, under the same terms and conditions continued herein provided Lessee has duly performed the agreements, terms and conditions herein set forth, and provided that Lessee shall give to Lessor notice in writing of its election to renew thirty (30) days before the termination of the initial term of this Lease. If prior to the expiration of the initial term of this Lease, Lessee has not given Lessor notice in writing of its











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election to renew as provided herein, then the Lessee shall be deemed to be a
Lessee from month to month only.

         4.2 The monthly rent for any holdover period shall be one-twelfth of the annual rent currently in effect at the expiration of the initial term of this Lease, plus One Hundred Dollars ($100.00). All other terms and conditions are to remain the same as specified in this Lease, during any holdover period. Upon notification to the Lessor of an intent to renew, the Lessee will no longer be considered as holding over.

                                   SECTION 5

                                   INSURANCE

         5.1 Lessee shall carry, in an approved casualty company, at its own expense, comprehensive general liability insurance in an amount no less than One Million Dollars ($1,000,000.00) combined single limit covering personal injury and property damage for the benefit of both Lessor and Lessee. Lessor shall be added as a named insured under Lessee's said liability insurance and a copy of Lessee's Certificate of Insurance shall be provided to Lessor.

         5.2 Lessee shall maintain at its expense policies insuring against loss or damage to the Premises and Lessee's installations by reason of fire or other casualty.

         5.3 All insurance required by this Lease may be provided under Lessee's blanket policies from time to time in effect.











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                                   SECTION 6

                 REPAIRS, ALTERATIONS AND TITLE TO IMPROVEMENTS

         6.1 Lessee may make any alterations, additions and improvements to Lessee's installations or to the Premises necessary to continue the provision of communication services thereon without Lessor's prior consent. Provided that, should Lessee desire to utilize the Premises for any other purpose, Lessee shall not do so without prior written consent of the Lessor. Lessee shall take good care of the Premises and shall make all necessary repairs to Lessee's installations. Upon the expiration or other termination of this Lease, Lessee shall surrender the Premises to Lessor in good condition, ordinary wear and tear, and loss by casualty or condemnation excepted.

         6.2 Lessee's installations will remain, at all times, Lessee's property and, upon termination of this Lease, Lessee shall have the right but not the obligation to remove Lessee's installations.

                                   SECTION 7

                            WAIVER OF LESSOR'S LIEN

         7.1 Lessor hereby waives any and all liens rights it may have, by statute or otherwise, in and to Lessee's installations or any portion thereof placed upon the Premises, regardless of whether or not the same is deemed real or personal property under applicable laws. Provided that, if Lessee is deemed in default, as that term is defined in Section 10(a) of this Lease, then Lessor may enforce any and all lien rights it may have, by statute or otherwise, in and to Lessee's installations.

                                   SECTION 8

                               LESSOR'S LIABILITY

         8.1 Lessee agrees to hold harmless and indemnify Lessor and Lessor's Agents of and from any and all costs, expenses, damages, including reasonable attorney's fees, resulting from any











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occurrence or accident upon the Premises, except for injury or damages resulting from either the willful/intentional or negligent acts of Lessor or Lessor's agents and employees.

                                   SECTION 9

                   CONDITIONS PRECEDENT TO VALIDITY OF LEASE

         9.1 The enforceability and validity of this Lease is subject to the fulfillment of each of the following conditions:

                 (a) Title. Lessee shall receive a favorable title opinion, reflecting that Lessor has good and marketable title to the Premises. Lessee shall be responsible for the costs associated with obtaining a title opinion.

                 (b) Soil Tests. Lessee shall receive a favorable engineering report, reflecting that the soil of the Premises is suitable for Lessee's installations and intended use. Lessee shall be responsible for the costs of obtaining an engineering report concerning the soil of the Premises.

                 (c) Consents and Approvals. Lessee shall receive appropriate approvals, consents or permits for Lessee's intended use of the Premises from any Federal, State, County or Local regulatory authority having jurisdiction over Lessee's proposed use of the Premises. Lessee shall be responsible for the costs of obtaining any necessary consents and approvals.

                 (d) Environmental Audit. Lessee shall receive a favorable audit from an environmental consulting firm of Lessee's choice, reflecting, among other things that the property is not contaminated with hazardous materials. Hazardous materials are defined as contaminants, oils, asbestos, radon, PCB's, hazardous substances or











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         wastes as defined by Federal State or Local environmental laws, regulations or administrative orders or other materials the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any Federal, State or Local Governmental authority. Provided further, if after Lessee takes possession of the Premises, hazardous materials are discovered to exist on, about or beneath the Premises, or migrating to or from the Premises or arising in any other manner whatsoever, the Lessee may immediately terminate this Lease and owe no further duties, obligations or liabilities to the Lessor. Lessee will responsible for the cost of obtaining an environmental audit.

         9.2 If any of the aforelisted conditions are not met to the satisfaction of the Lessee, then Lessee may provide notice to the Lessor and Lessee will have no liability or obligation hereunder and will be entitled to a refund of any down payment made to the Lessor.

                                   SECTION 10

                                    DEFAULT

         10.1 If any one or more of the following events (herein sometimes called "events of default") shall happen:

                 (a) If default shall be made in the due and punctual payment of any rent payable under this Lease when and as the same shall become due and payable, and such default shall continue for a period of fifteen (15) days after written notice from Lessor to Lessee specifying the items in default; or

                 (b) If default shall be made by Lessee in the performance or compliance with any of the agreements, terms, covenants or conditions in this Lease other than those referred to in the











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foregoing subparagraph (a) of this Section 10.1 for a period of thirty (30)
days after written notice from Lessor to Lessee specifying the items in default, or if, in the case of a default of a covenant which cannot with due diligence be cured within said thirty (30) day period Lessee fails to commence within said thirty (30) day period to cure such default and to diligently and continuously proceed therewith and complete such cure within a reasonable period of time; or

                 (c) If Lessee shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute, or shall seek or consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Premises, and if such condition shall continue for a period of sixty
(60) days after notice from Lessor specifying the matter involved.

         Then and in such event Lessor at any time thereafter may give written notice to Lessee specifying such event of default or events of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice, and upon the date specified in such notice this Lease and the term hereby demised and all rights of Lessee under this Lease shall expire and terminate, and Lessee shall remain liable as hereinafter provided.

         10.2 Any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other











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statute, above set forth in Sections 10.1(c) and (d) hereof, shall be grounds for termination of this Lease pursuant to the terms of this Section 11, only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

         10.3 Upon any such expiration or termination of this Lease, Lessee shall quit and peacefully surrender the Premises to Lessor, and Lessor, upon or at any such expiration or termination, may without further notice enter upon and re-enter the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Lessee and remove Lessee and all other persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

         10.4 In case of any such termination, re-entry or dispossession by summary proceedings or otherwise, the rents and all other charges required to be paid up to the time of such termination, re-entry or dispossession shall be paid by Lessee and Lessee shall also pay to Lessor all reasonable expenses which Lessor may then or thereafter incur for legal expenses, attorney's fees, brokerage commissions and all other reasonable costs paid or incurred by Lessor for restoring the Premises to good order and condition. Lessor may, at any time and from time to time, relet the Premises, in whole or in part, for any rental then obtainable either in its own name or as agent of Lessee, for a term or terms which, at Lessor's option, may be for the remainder of the then current term of this Lease or for any longer or shorter period.

         10.5 If this Lease be terminated as aforesaid, Lessee nevertheless covenants and agrees notwithstanding any entry or re-entry by Lessor whether by summary proceedings, termination or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under











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the terms of this Lease, become due if this Lease had not been terminated or if
Lessor had not entered or re-entered as aforesaid, and whether the Premises be relet or remain vacant in whole or in part or for a period less than the remainder of the term, and for the whole thereof, but in the event the Premises be relet by Lessor, Lessee shall be entitled to a credit (but not in excess of the rent or other charges reserved under the terms of this Lease) in the net amount of rent received by Lessor in reletting the Premises after deduction of all expenses and costs incurred or paid in reletting the Premises and in collecting the rent in connection therewith.

         10.6 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law, by statute or otherwise, and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise, shall not preclude the simultaneous or later exercise by the part in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise.

                                   SECTION 11

                      DAMAGE AND DESTRUCTION; OBSTRUCTIONS

         11.1 In case Lessee's installations are damaged by fire or other casualty, Lessee shall promptly restore same at its expense, except that if such damage occurs within two (2) years prior to the expiration of the initial or any renewal term of this Lease and the estimated cost of restoration exceeds fifty percent (50%) of the then replacement cost of Lessee's installations, Lessee may either restore installations or by notice to Lessor, terminate this Lease as of the date of said damage and in











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such event Lessee shall have the right but not the obligation to remove all or part of its installations and rent and other charges shall be adjusted pro rata as of said date.

                                   SECTION 12

                                 EMINENT DOMAIN

         12.1    (a)      If the fee of the entire property of which the
Premises are a part, or a portion sufficient in Lessee's determination, to render the Premises in the sole opinion of the Lessee unsuitable for the use which Lessee was then making of the Premises, is condemned or appropriated by any apparent competent authority, then, and in that event, the term of this Lease shall cease and terminate on the date possession is to be given to the condemning authority. If the fee of less than the entire property is so condemned or appropriated, and if the Premises can reasonably be used for substantially the same purposes in Lessee's sole judgment, then this Lease shall continue in full force and effect without change with respect to the Premises.

                 (b) In the event of any condemnation or taking as aforesaid, whether whole or partial, Lessee shall have the right to claim and recover from the condemning authority or Lessor, such compensation as may be awarded or recoverable by Lessee in Lessee's own right, for Lessee's loss of good will, installations, moving expenses, prepaid rent and business dislocation expenses. Provided, however, that in no event shall the Lessee's recovery from the condemning authority or the Lessor, reduce the Lessor's net award for the taking or condemnation to an amount less than that amount which Lessor would have been awarded if the Premises had been condemned based on the Premises prior use.











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                 (c)      A sale of all or part of the Premises to a purchaser
with the power of eminent domain in the face of the exercise of eminent domain power shall be treated as a taking by condemnation for purposes of this Section.

                 (d) In the event of any termination of the Lease under this provision, all rentals shall be prorated to the date of the vacation by Lessee of the Premises.

         12.2 Lessor and Lessee agree to promptly execute any all instruments as may be required to effectuate the provisions of this Section.

                                   SECTION 13

                             SURRENDER OF PREMISES

         13.1 Lessee shall and will, on the last day of the term hereof, as it may be extended, or upon any earlier termination of this Lease, or upon re-entry by Lessor upon the Premises, surrender and deliver up the Premises into the possession and use of Lessor free and clear of all liens and encumbrances other than those, if any, created, permitted or suffered by Lessor.

                                   SECTION 14

                      INVALIDITY OF PARTICULAR PROVISIONS

         14.1 If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which such term or provision is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.











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                                   SECTION 15

                               ASSIGNMENT; SUBLET

         15.1 Lessee shall have the right, without Lessor's prior written consent, to assign its rights under this Lease or to sublet the Premises to a company, partnership or corporation affiliated with or controlled by Lessee or to their successors, or to the successor(s) to Lessee's certificates, franchises or licenses issued by the Federal Communications Commission. Provided further that Lessee shall have the right to sublet space on Lessee's installations to service providers other than the affiliates of Lessee, their successors, or to the successor(s) to Lessee's certificates, franchises or licenses issued by the Federal Communications Commission without Lessor's prior consent. Any other assignment of Lessee's rights under this Lease or sublease of the Premises shall require Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed.

                                   SECTION 16

                                    NOTICES

         16.1 All notices, demands and requests required under this Lease shall be in writing. All such, polices, demands and requests shall be deemed to have been properly given if sent by United States Registered or Certified Mail, postage prepaid, addressed to Lessor at:

                          7100 Atlanta Highway
                          Montgomery, Alabama 36117

and to Lessee at: .

                          Montgomery Cablevision and Entertainment, Incorporated 1450 Ann Street
                          Montgomery, AL 36107











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or to such other persons and addresses as Lessor and Lessee may from time to time designate by written notice addressed to one another. Notices, demands and requests which shall be serviced by Registered Certified Mail upon Lessor or Lessee, in the manner aforesaid, shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed United States Registered or Certified Mail as aforesaid in any Post Office or Branch Office regularly maintained by the United States Government.

                                   SECTION 17

                                QUIET ENJOYMENT

         17.1 Lessee, upon paying the rent herein provided and observing and keeping all covenants and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease without hindrance by anyone.

                                   SECTION 18

                               EXISTING MORTGAGES

         18.1 Lessor hereby certifies that the Premises are/are not (circle one) subject to an existing mortgage. Lessor, upon request by Lessee, shall procure and deliver to Lessee an Agreement in writing, duly executed by any present and future mortgagee, which Agreement shall provide that, for so long as Lessee is not in default in its performance of the terms, conditions and provisions of this Lease, Lessee's rights hereunder shall not be disturbed by any action or suit on the debt or debts secured by such mortgages, deeds of trust or other forms or methods of financing or refinancing, and that any sale at foreclosure will be subject to this Lease.











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                                   SECTION 19

                                EXISTING LEASES

         19.1 Lessor hereby certifies that the Premises are not subject to an existing lease that will interfere with Lessee's installations or with Lessee's intended use of the Premises.

                                   SECTION 20

                          OTHER EXISTING ENCUMBRANCES

         20.1 Lessor represents and warrants that Lessee's intended use of the Premises as a site for the transmission and receipt of wireless communication signals; for the construction and maintenance of towers, antennae or buildings; and related facilities are not prohibited by any covenants, restrictions, reciprocal easements, servitudes, subdivision rules or regulations which would prohibit Lessee's intended use of the Premises. Nor are there any easements, licenses, rights of use or other encumbrances on the Premises which will interfere with or constructively prohibit Lessee's intended use of the Premises.

                                   SECTION 21

                                ACCESS EASEMENT

         21.1 Lessor hereby represents and warrants to Lessee that Lessee shall at all times during this Lease enjoy ingress, egress and access to and from the Property by an open and improved public road. If no such public road exists or ceases to exist in the future, Lessor will grant an appropriate easement to Lessee, Lessee's affiliates, assigns, successors and/or sublessees so that Lessee may, at its own expense, construct a suitable private access drive to the Premises and Lessee's installations. Lessor further agrees not to place nor allow any Third Party to place any obstruction, either permanent or temporary, on the premises that would interfere with Lessee's installations, or to











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otherwise use such access in a manner that interferes with Lessee's use of the
Premises. If said obstruction or interference results in Lessee's inability to provide its customers adequate service, rent shall abate until the Premises are restored.

                                   SECTION 22

                           ENVIRONMENTAL INDEMNITIES

         22.1    (a)      Lessor, its heirs, grantees, successors, and assigns
shall indemnify, defend, reimburse and hold harmless Lessee from and against any and all environmental damages arising from the presence of Hazardous Materials upon, about or beneath the Premises or migrating to or from the Premises or arising in any manner whatsoever out of the violation of any environmental requirements pertaining to the Premises and any activities thereon, which conditions exist or existed prior to or at the time of the execution of this Lease or which may occur at any time in the future due to the intentional, wanton or negligent acts of the Lessor.

                 (b) Notwithstanding the obligation of Lessor to indemnify Lessee pursuant to this Agreement, Lessee shall have the right to immediately terminate the Lease in the event of the discovery of environmental contamination to the property or the presence of Hazardous Materials upon, about or beneath the Premises or migrating to or from the Premises or arising in any manner whatsoever out of the violation of any environmental requirements pertaining to the Premises and any activities thereon. Lessee shall be entitled to reimbursement from Lessor for the reasonable costs of relocating its installations in the event that said environmental contamination or the presence of Hazardous Materials is due to the intentional, wanton or negligent acts of the Lessor.











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                                   SECTION 23

                            MISCELLANEOUS PROVISIONS

         23.1 Captions. The captions of this Lease are for convenience and reference and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

         23.2 Alabama Laws to Govern Construction and Enforcement. This Lease shall be construed and enforced in accordance with the laws of the State of Alabama.

         23.3 Entire Agreement. Upon the execution and delivery hereof, this Lease shall constitute the entire Agreement between Lessor and Lessee for the Premises. This Lease cannot be changed orally, but only by an Agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         23.4 Successors and Assigns. The covenants and agreements herein contained shall run with the Premises described on Schedule A and shall bind and inure to the benefit of Lessor and Lessee, their respective successors and assigns, except as otherwise provided herein.

         23.5    Certificates.

                 (a) Lessee agrees at any time and from time to time, upon not less than twenty (20) days' prior notice by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the commencement date, and the dates to which the rent has been paid in advance, if any, and stating whether or not to the best of the knowledge of the signer of such certificate Lessor is in default in performance of any covenant, Agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee or of the building of which the Premises are a part or of Lessor's interest in this Lease.

                 (b) Lessor agrees at any time and from time to time, upon not less than twenty (20) days' prior notice by Lessee, to execute, acknowledge and deliver to Lessee a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications), the commencement date, and the dates to which the rent has been paid and stating whether or not to the best knowledge of the signer of such certificate Lessee is in default in performance of any covenant, Agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective assignee or sublessee of Lessee's interest in this Lease, or any Lessee or sublessee of Lessee.

         23.6 Litigation Expenses. The substantially prevailing party in any litigation arising due to a dispute over the obligations and rights hereunder shall be entitled to its reasonable attorney's fees and court costs, including appeals, if any.

         23.7 Broker Fees. If either party is represented by a real estate broker or any other like agent in this transaction, that party shall be fully responsible for any fees due such broker and shall hold the other party harmless from any claims for commission by such broker or like agent.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be signed and sealed as of the day and year first above written.


                          LESSOR:   /s/ William H. McLemore
                                 ----------------------------------

                          By:
                             --------------------------------------
                          Its:
                              -------------------------------------

                          LESSEE: MONTGOMERY CABLEVISION AND
                                  ENTERTAINMENT, INCORPORATED


                          By:     /s/ Felix L. Boccucci
                             --------------------------------------
                          Its:              CFO
                              -------------------------------------

STATE OF GEORGIA

COUNTY OF       Troup
          -----------------

         On this 20th day of August, 1996, before me personally came Felix L. Boccucci Jr., to me known, who being by me duly sworn, did depose and say that he is Felix L. Boccucci. Jr., the Chief Financial Officer of Montgomery Cablevision and Entertainment, Incorporated, and that he signed his name to the above instrument on behalf of Montgomery Cablevision, Inc.


                                      /s/ Martha B. Quinton
                             --------------------------------------------
(Seal)                       NOTARY PUBLIC
                             My Commission Expires:  Notary Public, Troup
                             County, Georgia
                             My Commission Expires March 23, 1998

                                  SCHEDULE "A"



                  [A map of the leased premises appears here]